EXHIBIT 23.0



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements (File Nos. 33-66280, 33-96014 and 333-09955).

ARTHUR ANDERSEN LLP

Miami, Florida,
   March 26, 1997.